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                                                                 Exhibit 10.16

                                 AMENDMENT NO. 1
                                     TO THE
                    PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
                1990 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN
                (As Amended and Restated Effective July 1, 1997)


         WHEREAS, the Pennsylvania Real Estate Investment Trust (the "Trust") established the Pennsylvania Real Estate Investment Trust 1990 Incentive and Nonqualified Stock Option Plan (the "1990 Plan") in 1990;

         WHEREAS, Section 13(a) of the 1990 Plan provides that, subject to certain inapplicable limitations, the Board of Trustees of the Trust (the "Board") may amend the Plan;

         WHEREAS, the Board has established the Pennsylvania Real Estate Investment Trust 1999 Equity Incentive Plan (the "1999 Plan");

         WHEREAS, the Board desires to suspend the issuance of options under the 1990 Plan to consolidate in the 1999 Plan any shares under the 1990 Plan that have not yet been made subject to options, and to make available under the 1999 Plan any shares subject to expired or terminated options under the 1990 Plan;

         WHEREAS, Section 4 of the 1990 Plan provides that options may be granted to purchase up to a maximum of 400,000 shares of Common Stock, par value $1.00 per share; and

         WHEREAS, options have not yet been granted on 9,500 of the shares available under the 1990 Plan;

         NOW, THEREFORE, effective as of April 1, 1999, the 1990 Plan is hereby amended as follows:

         1. Section 4 of the 1990 Plan is amended to read as follows:

         4. Stock. No Options may be granted under the Plan on or after April 1, 1999. (Prior to April 1, 1999, Options were granted on 390,500 shares of Common Stock.) If any Option previously granted under the Plan expires or otherwise terminates for any reason whatsoever (including, without limitation, the Optionee's surrender thereof) without having been exercised, the shares subject to the unexercised portion of the Option shall not be available for the granting of Options under the Plan but instead shall, without further action, become available for the granting of awards (other than ISOs) under the Pennsylvania Real Estate Investment Trust 1999 Equity Incentive Plan.



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         2. The following sentence is added to the end of Section 19
("Termination of Plan") of the 1990 Plan:

Further, shares of Common Stock subject to Options which expire or otherwise terminate after September 16, 2000 shall be treated as provided in Section 4 hereof.

         IN WITNESS WHEREOF, the Trust has caused these presents to be duly executed this 26th day of March, 1999.

                                       PENNSYLVANIA REAL ESTATE
                                       INVESTMENT TRUST



                                       By /s/  Jeffrey A. Linn
                                          -----------------------------------
                                          Senior Vice President-Acquisitions
                                          & Secretary